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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the __ day of March, 1999, between DAG, Media, Inc, a New York corporation (the "Company"), having its principal place of business at 125-10 Queens Boulevard, Kew Gardens, New York, 11419, and Dvir Langer (the "Executive"), residing at 66 Overlook Terrace, Apt. 3A, New York, NY 10040.

                                   WITNESSETH:


         WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background to the management and operation of the Company, and wishes to employ the Executive as Vice President-Sales and Corporate Development; and

         WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs the Executive as Vice President-Sales and Corporate Development on the terms and conditions provided in this Agreement and Executive agrees to accept such employment subject to the terms and conditions of this Agreement. Executive agrees that (i) on or before the Commencement Date (as defined in Section 2 below) he will terminate all of his existing employment relationships which he may have and
(ii) he will not accept or enter into any other employment relationships during the Employment Term (as defined in Section 2). Executive shall use his best efforts to promote the Company's


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directories, to increase the volume of the Company's advertising sales and, generally, advance the interests of the Company. Until such time as Executive is promoted to sales manager, Executive shall be employed as a salesperson working out of the Company's offices in Kew Gardens, New York and shall be supervised by the sales manager of that office. Executive shall be required to participate in such training programs and to perform the duties and responsibilities required of the Company's sales staff. Executive shall be required to work from Monday through and including Friday, from 9:00 a.m. until 7:00 p.m.; provided, however, in the event Executive shall be required to keep appointments made after 7:00 p.m. In the sole discretion of the President of the Company, Executive may be promoted to Sales Manager in which case Executive shall be based in such office as shall be determined by the Company's President. As Sales Manager, executive shall be required to hire, train and supervise a sales force in accordance with the Company's policies and procedures and to perform the duties and responsibilities required of the Company's sales staff. Executive shall be required to work from Monday through and including Friday, from 9:00 a.m. until 8:00 p.m.; provided, however, in the event Executive shall be required to keep appointments made for him after 8:00 p.m. In addition, Executive shall be required to work on Sundays at the Company's offices in Kew Gardens, New York.

         2. TERM. The term of this Agreement shall commence on the closing date of the Company's initial public offering (the "Commencement Date"), and shall terminate on the first anniversary thereof (the "Termination Date"), unless extended or earlier terminated in accordance with the terms of this Agreement. Such term of employment is herein sometimes referred to as the "Employment Term". The Employment Term shall be extended for successive one year periods unless either party notifies the other in writing at least 14 days before the Termination

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Date or any anniversary of the Termination Date, as the case may be, that he or it chooses to terminate this Agreement.

         3. COMPENSATION. As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

                  (a) COMMISSION. Until such time as Executive is promoted to Sales Manager, the Company shall pay Executive a commission equal to 12% of the Total Weekly Sales (as defined below) generated by Executive from sales of ads for the Company's directories. At such time as Executive is promoted to Sales Manager, the Company shall pay Executive commissions based on the Total Weekly Sales of the sales staff supervised by Executive in accordance with the following table:

---------------------------------------------------------------- -----------------------------------------------------
                      TOTAL WEEKLY SALES                                              COMMISSION
---------------------------------------------------------------- -----------------------------------------------------
$100,000 or less                                                 4% of Total Weekly Sales
---------------------------------------------------------------- -----------------------------------------------------
More than $100,000 but not more than $200,000                    5% of Total Weekly Sales
---------------------------------------------------------------- -----------------------------------------------------
More than $200,000                                               6% of Total Weekly Sales
---------------------------------------------------------------- -----------------------------------------------------


Total Weekly Sales means the total sum of all collected checks and post-dated checks received during the Current Week (as defined below) plus the amount charged during the Current Week by any customer's chargeable credit cards which were approved by the Company less the sum of any bounced checks from previous weeks. Current week shall mean a week that begins on Sunday and ends on Saturday.

                  (b) MINIMUM SALARY. Notwithstanding anything contained herein to the contrary, in no event shall the commissions payable to Executive during the Employment Term be less than $5,000.00 per month before deductions for income and employment taxes.

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                  (c) TAXES AND WITHHOLDING. All amounts payable to Executive pursuant to this Section 3 shall be payable pursuant to the Company's customary payroll procedures in effect for its personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes.

         4. EMPLOYEE BENEFITS. During the Employment Term and subject to the limitations set forth in this Section 4, Executive and his eligible dependents shall have the right to participate in any health and major medical insurance plan or program maintained by the Company in accordance with the terms of such plan or program and on terms that are no less favorable than the terms granted to other employees of the Company.

         5. VACATION AND LEAVES OF ABSENCE. Executive shall be entitled to vacation on such terms and conditions as are applicable to other employees of the Company in comparable positions.

         6. EXPENSES.

                  (a) BUSINESS EXPENSES. Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties.

                  (b) AUTOMOBILE EXPENSE. During the Employment Term, in order to facilitate the performance of Executive's duties hereunder, and otherwise for the convenience of the Company, the Company shall provide the Executive with an automobile, or shall reimburse the Executive for the cost of leasing an automobile (provided that the lease payments with respect to such automobile shall not exceed $300 per month).

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                  (c) MOBILE PHONE. In order to facilitate the performance of the Executive's duties hereunder, and otherwise for the convenience of the Company, the Company shall provide the Executive with a mobile phone.

         7. TERMINATION AND TERMINATION BENEFITS. The Company may terminate this Agreement at any time upon 14 days prior written notice to Executive. In the event of a termination pursuant to this subsection 7, Executive shall be entitled to payment of his Commissions pursuant to Section 4 hereof up to the effective date of such termination and health and major medical insurance coverage for Executive and his dependents for up to six months following the effective date of such termination.

         8. COMPANY PROPERTY. Upon termination of this Agreement, Executive shall immediately deliver to the Company all of the Company's property then in the possession of Executive including, but not limited to, automobiles, computers, telephones, all advertising, promotional, sales, suppliers, manufacturers and other materials or articles or information, including without limitation data processing reports, customer lists, customer sales analyses, invoices, product lists, price lists or information, samples, or any other materials or data of any kind furnished to Executive by the Company or developed by Executive on behalf of the Company or at the Company's direction or for the Company's use.

         9. COVENANT NOT TO COMPETE.

                  (a) CONFIDENTIALITY AND NONCOMPETITION.

                           (i) Executive understands that the Company has made a
substantial investment in developing its know-how, customers, distribution points, sales methods and any other knowledge related to the business of the Company, as well as training Executive for his

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position. It is therefore proper for the Company to be protected against the disclosure of its confidential matters and against unfair competition.

                           (ii) Executive agrees that during the term of his
employment and for a period of twenty-four (24) months immediately following termination, he will not:

                                    (A) Make known to any firm, person, or
corporation, the names or addresses of any of the Company's customers, the Company's financial information, distribution points or any other information which is pertaining to any of them.

                                    (B) Call on, solicit or take away or attempt
to call on, solicit or take away any of the customers of the Company.

                                    (C) Call on, solicit or take away or attempt
to call on, solicit or take away any customer who's address or place of business is in a radius of 50 miles from any of the Company's offices.

                           (iii) Executive agrees that upon employment's
termination for any reason, for a period of twenty four (24) months immediately afterwards, he will not become employed by, directly or indirectly, whether as an employee, or as independent contractor, nor associated with nor own any part of any firm, person or corporation which:

                                    (A) Sells or services any directory,
newspaper or magazine; or

                                    (B) Is competitive with the Company; or

                                    (C) Which distributes or markets products or
services which are similar to the products or services of the Company or to which Executive sold during the term of his employment with the Company.

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                  (b) EXECUTIVE'S ACKNOWLEDGMENTS. Executive hereby acknowledges that:

                           (i) He is fully familiar with the restrictions,
restraints and limitations imposed upon him in Section 9(a) of this Agreement (hereinafter the "Restraints").

                           (ii) The Company would not continue to employ the
employee without the imposition of the Restraints and Executive agreement to abide by such Restraints.

                           (iii) The imposition upon Executive of the Restraints
is necessary for the reasonable and adequate protection of the business of the Company.

                           (iv) Each and every Restraint is reasonable with
respect to its subject matter, geographic area, and length of time.

                           (v) The monetary damages alone will not adequately
compensate the Company in the event of a breach by him of the Restraints, therefor, in addition to all remedies available to the Company at law or in equity, the Company shall be entitled to interim restraints and permanent injunctive relief for the enforcement thereof, and to an accounting and payment of all receipts realized by Executive as a result of such breach.

                           (vi) In the event that Executive shall be in
violation of any Restraints, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches occurred.

                           (vii) In the event the Company shall be required to
seek relief in any court or other tribunal, then the Restraints shall be extended for a period of time equal to the pendency of such proceedings, including appeals, and excluding any periods during which the court or other tribunal has ordered Executive to honor the Restraints and Executive has complied with such order.

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                  (c) CONFIDENTIALITY OF COMPANY PROPERTY. During the
effectiveness of this Agreement and at all times thereafter, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Section 9 above unless such material has become otherwise publicly available.

                  (d) SAVING CLAUSE. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of Executive from the time of the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of Company.

         10. EXECUTIVE'S REPRESENTATION AND WARRANTIES. Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this

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Agreement, nor the carrying on of the Company's business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.

         11. MISCELLANEOUS.

                  (a) INTEGRATION; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                  (b) SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                  (c) WAIVERS. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                  (d) POWER AND AUTHORITY. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the

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terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                  (e) BURDEN AND BENEFIT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. In addition to, and not in limitation of anything contained in this Agreement, it is expressly understood and agreed that the Company's obligation to pay Termination Compensation as set forth herein shall survive any termination of this Agreement.
                  (f) GOVERNING LAW; HEADINGS. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New Jersey. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (g) NOTICES. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by confirmed facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) as set forth in the preamble to this Agreement or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 10(g) for the service of Notices.

                  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; PROVIDED, HOWEVER, that if such day

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is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

                  (h) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

THIS AGREEMENT CONTAINS VERY IMPORTANT TERMS GOVERNING YOUR EMPLOYMENT. IN PARTICULAR, PARAGRAPH 9 AFFECTS YOUR ABILITY TO TAKE CERTAIN ACTIONS FOLLOWING THE TERMINATION OF THIS AGREEMENT. YOU SHOULD SEEK ADVICE FROM YOUR ATTORNEY REGARDING ANY MATTER RELATING TO THIS AGREEMENT. BY EXECUTING THIS AGREEMENT, YOU ARE AFFIRMING THAT YOU HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH YOUR ATTORNEY IF YOU SO DESIRED, THAT YOU UNDERSTAND THE MEANING AND SIGNIFICANCE OF ALL OF ITS PROVISIONS, THAT NO REPRESENTATIONS OR PROMISES HAVE BEEN MADE TO YOU REGARDING YOUR EMPLOYMENT WHICH ARE NOT SET FORTH IN THIS AGREEMENT, AND THAT YOU ARE FREELY SIGNING THIS AGREEMENT TO OBTAIN EMPLOYMENT WITH THE COMPANY.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                            ------------------------------------
                                            DVIR LANGER


                                            DAG MEDIA, INC.,
                                            A NEW YORK CORPORATION


                                            by:
                                                --------------------------------
                                                 Assaf Ran, President

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